Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary & Highlights

Fund

•  4245 N. Central Expressway reached 87 percent occupancy at the end of the third quarter, a significant increase from its occupancy rate of 64 percent upon acquisition in August 2004. The building’s occupancy was markedly improved with the September commencement of McCarthy Companies’ seven-year lease.

•  At the end of the third quarter, 5050 Quorum was 85 percent occupied, which includes the lease expansion of 4,446 square feet by two tenants during the quarter. This property’s mortgage is scheduled to mature in July 2008, therefore we will continue to explore options for next year that include possible refinancing or sale of the asset.

•  Development of Cassidy Ridge luxury townhomes continues to progress. We plan to construct 23 units on the 1.56-acre site, which will offer ski-in/ski-out and private lift access to Sundance Ski Run on Telluride Ski Mountain.

Financial Statements

•  Total revenues for the third quarter were approximately $7.3 million, a significant increase over the approximately $3.2 million reported during the third quarter one year ago. Hotel revenues for the three months ending September 30, 2007, were approximately $3.5 million, as compared to approximately $0.1 million for the same quarter one year ago. The increase in hotel revenue was a result of Hotel Palomar, which was operational in September 2006.

•  Net operating income (NOI) was approximately $1.5 million for the third quarter as compared to a loss of nearly $0.1 million the same quarter one year ago. The NOI change quarter over quarter was primarily from the commencement of operations at Hotel Palomar in September 2006.

•  The commencement of operations at Hotel Palomar resulted in additional interest expense and depreciation and amortization, which largely contributed to the net loss this quarter.

Market Conditions

•  The National Association of Realtors found that U.S. existing condominium and cooperative sales have decreased 20.9 percent through September 2007, as compared to the same period in 2006. Inventory has also increased 25 percent during the first nine months of 2007, though the sales price of existing condominium and cooperative sales has increased 1.7 percent during the same period.

•  The Federal Reserve Bank of Dallas reported in the October 2007 edition of its “Beige Book” that its district’s economic pace decelerated in September and October. It reports that softer demand has led to a recent increase in existing home inventories, and forecasts that recovery of the housing sector will be pushed out to 2009. In the office sector, it reports that demand is positive, but slow. Office rents in the Federal Reserve Bank of Dallas district are rising, but the robust construction activity in the area is expected to slow this growth.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Sep. 30, 2007	Dec. 31, 2006

Assets

Real estate

Land	$38,938	$26,753

Buildings, net	100,178	94,380

Real estate under development	16,506	69,698

Total real estate	155,622	190,831

Condominium inventory	41,915	-

Cash and cash equivalents	3,854	20,838

Restricted cash	3,467	2,747

Accounts receivable, net	2,458	1,377

Prepaid expenses and other assets	1,018	658

Furniture, fixtures, and equipment, net	5,134	5,994

Deferred financing fees, net	1,317	1,905

Note receivable	237	212

Lease intangibles, net	7,283	8,802

Total assets	$222,305	$233,364

Liabilities and partners’ capital

Liabilities

Notes payable	$144,058	$135,304

Accounts payable	2,577	8,819

Payables to affiliates	230	184

Acquired below-market leases, net	134	191

Distributions payable	252	260

Accrued liabilities	6,633	5,405

Capital lease obligations	247	284

Total liabilities	154,131	150,447

Commitments and contingencies

Minority interest	3,845	6,384

Partners’ capital

Limited partners—11,000,000 units authorized; 10,803,839 units issued and outstanding at June 30, 2007 and December 31, 2006	64,329	76,533

General partners	-	-

Total partners’ capital	64,329	76,533

Total liabilities and partners’ capital	$222,305	$233,364

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	9 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2006

Cash flows from operating activities

Net loss	$(9,836)	$(1,093)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Minority interest	(2,587)	(585)

Gain on sale of discontinued operations	-	(2,758)

Depreciation and amortization	7,272	8,985

Amortization of deferred financing fees	876	371

Inventory impairment	655	-

Change in condominium inventory	6,315	-

Change in accounts receivable	(1,082)	887

Change in prepaid expenses and other assets	(384)	(779)

Change in accounts payable	(7,050)	273

Change in accrued liabilities	1,426	2,462

Change in payables to affiliates	46	-

Addition of lease intangibles	(1,884)	(564)

Cash (used in) provided by operating activities	(6,233)	7,199

Cash flows from investing activities

Purchases of properties under development	-	(7,089)

Capital expenditures for properties under development	(6,073)	(38,340)

Purchases of building equipment	(9,857)	(972)

Change in note receivable	-	(206)

Proceeds from sale of discontinued operations	-	9,836

Change in restricted cash	(720)	(652)

Cash used in investing activities	(16,650)	(37,423)

Cash flows from financing activities

Proceeds from notes payable	55,777	49,318

Payments on notes payable	(47,022)	(5,085)

Payments on capital lease obligations	(37)	-

Financing costs	(569)	-

Redemptions of limited partnership units	-	(221)

Distributions	(2,297)	(2,453)

Distributions to minority interest holders	(34)	(28)

Contributions from minority interest holders	82	287

Change in payables to affiliates	-	(191)

Cash flows provided by financing activities	5,900	41,627

Net change in cash and cash equivalents	(16,983)	11,403

Cash and cash equivalents at beginning of period	20,837	15,770

Cash and cash equivalents at end of period	$3,854	$27,173

Supplemental disclosure:

Interest paid, net of amounts capitalized	$6,567	$2,415

Non-cash investing activities:

Capital expenditures for properties under development in accounts payable	$981	$1,603

Amortization of deferred financing fees in properties under development	$281	$-

Property and equipment additions in accrued liabilities	$293	$92

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
(in thousands, except per unit amounts)	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006

Revenues

Rental revenue	$3,809	$3,092	$10,436	$13,818

Hotel revenue	3,497	105	11,573	105

Condominium sales	-	-	8,232	-

Total revenues	7,306	3,197	30,241	13,923

Expenses

Property operating expenses	4,018	1,523	12,893	2,831

Inventory impairment	655	-	655	-

Interest expense, net	2,843	1,117	7,749	2,782

Real estate taxes, net	898	734	2,881	2,249

Property and asset management fees	745	321	1,483	969

Preopening costs	-	795	-	1,186

General and administrative	266	184	667	584

Advertising costs	345	21	2,122	129

Depreciation and amortization	2,304	1,512	6,577	7,554

Cost of condominium sales	-	-	7,891	-

Total expenses	12,074	6,207	42,918	18,284

Interest income	59	243	344	435

Minority interest	1,070	401	2,587	585

Loss from continuing operations before income taxes	(3,639)	(2,366)	(9,746)	(3,341)

Provision for income taxes	62	-	88	-

Loss from continuing operations	(3,701)	(2,366)	(9,834)	(3,341)

Discontinued operations

Loss from discontinued operations	-	(314)	(2)	(510)

Gain on sale of discontinued operations	-	2,758	-	2,758

Income (loss) from discontinued operations	-	2,444	(2)	2,248

Net income (loss)	$(3,701)	$78	$(9,836)	$(1,093)

Allocation of net income (loss)

Net income (loss) allocated to general partners	$-	$-	$-	$-

Net income (loss) allocated to limited partners	$(3,701)	$78	$(9,836)	$(1,093)

Basic and diluted weighted average limited partnership units outstanding	10,804	10,867	10,804	10,886

Net income (loss) per limited partnership unit – basic and diluted

Loss from continuing operations	$(0.34)	$(0.22)	$(0.91)	$(0.31)

Income from discontinued operations	-	0.23	-	0.21

Basic and diluted net income (loss) per limited partnership unit	$(0.34)	$0.01	$(0.91)	$(0.10)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2007, and December 31, 2006, and our unaudited consolidated results of operations and cash flows for the periods ended September 30, 2007, and 2006. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the latest Annual Report or Form 10-K filed by the Fund with the Securities Exchange Commission.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

(in thousands)	3 mos. ended Sep. 30, 2007	3 mos. ended Sep. 30, 2006	9 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2006

Total Revenues	$7,306	$3,197	$30,241	$13,923

Operating Expenses

Property operating expenses	4,018	1,523	12,893	2,831

Real estate taxes, net	898	734	2,881	2,249

Property and asset management fees	745	321	1,483	969

Advertising costs	345	21	2,122	129

Cost of condominium sales	-	-	7,891	-

Preopening costs	-	795	-	1,186

Less: Asset management fees	(241)	(110)	(689)	(411)

Total operating expenses	5,765	3,284	26,581	6,953

Net operating income (loss)	$1,541	$(87)	$3,660	$6,970

RECONCILIATION OF NOI TO NET INCOME (LOSS)

Net operating income (loss)	$1,541	$(87)	$3,660	$6,970

Less: Depreciation and amortization	(2,304)	(1,512)	(6,577)	(7,554)

General and administrative expenses	(266)	(184)	(667)	(584)

Interest expense, net	(2,843)	(1,117)	(7,749)	(2,782)

Asset management fees	(241)	(110)	(689)	(411)

Inventory impairment	(655)	-	(655)	-

Provision for income taxes	(62)	-	(88)	-

Add: Interest income	59	243	344	435

Minority interest	1,070	401	2,587	585

Loss from discontinued operations	-	(314)	(2)	(510)

Gain on sale of discontinued operations	-	2,758	-	2,758

Net income (loss)	$(3,701)	$78	$(9,836)	$(1,093)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income loss, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interest, income taxes, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Published 12/07 • IN
© 2007 Behringer Harvard	202201

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